UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 14, 2018

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 14, 2018, Adesto Technologies Corporation (the “Company”) completed its previously announced acquisition of Echelon Corporation, a Delaware corporation (“Echelon”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 28, 2018, by and among the Company, Echelon and Circuit Acquisition Corporation, a direct wholly owned subsidiary of the Company (the “Merger Sub”).

The acquisition was accomplished by the merger of Merger Sub with and into Echelon (the “Merger”), and upon consummation of the Merger, the Merger Sub ceased to exist and Echelon became the surviving corporation and a wholly owned subsidiary of the Company (the “Closing”). At the Closing, pursuant to the terms of the Merger Agreement and subject to the conditions therein, each share of common stock of Echelon, par value $0.01 per share (the “Common Stock”) issued and outstanding as of immediately prior to the Closing (other than shares held by (1) Company, Echelon or their respective subsidiaries or (2) stockholders who have properly and validly exercised their appraisal rights under Delaware law), was cancelled and automatically converted into the right to receive cash in an amount equal to $8.50, without interest thereon (the “Per Share Amount”). All shares of Common Stock underlying option awards and restricted stock unit awards, vested or unvested, were converted into the right to receive the Per Share Amount (or, in the case of an option award, the spread between the Per Share Amount and the applicable exercise price). The aggregate consideration paid by the Company for the Merger was approximately $44.1 million.

The Company financed the acquisition with proceeds from the Company’s public offering of its common stock completed in July 2018 and cash on Echelon’s balance sheet.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 29, 2018 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger among the Company, Circuit Acquisition Corporation and Echelon Corporation, dated June 28, 2018 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Echelon Corporation with the Securities and Exchange Commission on June 29, 2018).*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Adesto Technologies Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: September 14, 2018	By:	/s/ Ron Shelton
	Name:	Ron Shelton
	Title:	Chief Financial Officer and Secretary